Exhibit 10.1
ARCELOR
AMENDED REGULATIONS OF THE STOCK OPTION PLAN
(2003/2007)
Summary:

1. Provisions of the Plan	2
2. Method of granting and features of the Options	2
3. Term of the Options	3
4. Exercise Price	3
5. Exercise of the Options	4
6. Transfer of the Options	6
7. Transfer of Shares of the Plan	8
8. Preferential Repurchase Right	8
9. Discretionary Feature – Modification and suspension of the Plan	9
10. Financing of the Tax Due Upon Granting	9
11. Information concerning Beneficiaries	10
12 Miscellaneous	10
13. Regional Amendments	10
14. Definitions	11

AMENDMENT TO THE REGULATIONS OF THE STOCK OPTION PLAN (2003/2007)	15
1. Provisions of the French Amendment (2003/2007)	15
2. Purpose of the French Amendment (2003/2007)	15
3. Exercise Price	15
4. Non-transferability of Options	16
5. Transfer of Shares of the Plan	16
6. Applicable Law and Courts with Jurisdiction	16
7. Definitions	17
FOR INFORMATION PURPOSES ONLY – NOT CONTRACTUAL. THIS IS AN ENGLISH TRANSLATION OF A FRENCH DOCUMENT WHICH IS THE CONTROLLOING LANGUAGE.

Unless otherwise defined, the capitalized terms below shall have the meanings ascribed to them in Article 14 of this document.
1.	Provisions of the Plan
The purpose of this Plan is to strengthen the alliance with certain employees and board members of the Group and to increase such employees’ and board members’ interest in the long-term development of Arcelor.
The provisions of the Plan are the following:
2.	Method of granting and features of the Options

2.1.	Unless otherwise decided by the Board of Directors, or any Authorized Person appointed by it, no more than one granting of Options will occur in a given year.

2.2.	The Board of Directors, or any Authorized Person appointed by it, may at his or her sole discretion, subject to the limitations set forth in applicable law and in the Authorization, grant Options for no consideration to Designated Eligible Persons, provided, however, that no Designated Eligible Person may hold more than 10% of the share capital of the Issuer on the Grant Date.

2.3.	The total number of Options granted may at any time exceed neither 2% of the number of Shares issued on April 25, 2003, nor 2% of Arcelor’s subscribed share capital as of such date. The number of Options that may be granted to each Designated Eligible Person shall be determined by the Board of Directors or by any Authorized Person appointed by it.

2.4.	The Board of Directors, or any Authorized Person appointed by it, will have the discretion to decide, at the latest on the day before the Opening Day of the Exercise Period, if the Options are subscription or purchase Options.

2.5.	Option Grant Certificate, setting forth in particular the number of Options granted, the Grant Date, the Exercise Period and the Exercise Price, shall be signed in two original counterparts by the Issuer and delivered to each Designated Eligible Person.

2.6.	One original counterpart of the Option Grant Certificate must be countersigned by the Designated Eligible Person and returned to the Issuer within sixty days of the Grant Date. The Designated Eligible Person’s failure to do so will be deemed to be a waiver of the benefit of the Options.

2.7.	Upon the receipt of one counterpart of the Option Grant Certificate signed by the Initial Beneficiary, the information concerning the individual grants will be incorporated and recorded in a computer data base by the Issuer or any other person authorized for such purpose.

3.	Term of the Options

3.1.	No Option may be granted under the Plan after April 25, 2007, unless otherwise decided by the Board of Directors or any Authorized Person appointed by it.

3.2.	The Term of the Options (including Exercise Period) may not exceed a period of 7 years commencing on the Grant Date. Upon the Expiration of the Exercise Period, the Options will be cancelled automatically.

3.3.	The Exercise Period will commence on the Opening Day of the Exercise Period and will end on the Expiration of the Exercise Period.

3.4.	In the event of the death of an Initial Beneficiary prior to the Expiration of the Exercise Period, his or her heirs or assigns may, as an exception to articles 3.2. and 3.3., exercise the Options – at the latest by 6 months from the date of death – and this even :
(i)	before the Opening Day of the Exercise Period. As an exception to article 2.4. of the Regulations (2003/2007), the Options shall be deemed to be purchase Options;
     or
(ii)	after the Expiration of the Exercise Period, but no later than during a 6-month period from the Expiration of the Exercise Period.
3.5.	Subject to the mandatory regulations that apply in each of the different countries concerned by the Plan, in the event of a public purchase/exchange offer, a change of control of the Issuer or other similar transactions occurring prior to the Opening Day of the Exercise Period, the Options will be maintained and the Issuer will make good faith efforts to ensure the implementation of a liquidity commitment for the benefit of the Beneficiaries.
4.	Exercise Price
4.1.	The Exercise Price shall be set based on the higher of the averages described below:
- average of the closing prices of the Shares on the Paris stock exchange in the thirty calendar days prior to the Grant Date;
- 95% of the average opening prices of the Shares on the Paris stock exchange in the twenty trading sessions preceding the Grant Date.

4.2.	The Exercise Price may not be modified during the Exercise Period. However, if certain financial transactions are carried out that are likely to affect the value of the Shares, and subject to applicable legal regulations in each of the countries concerned by the Plan, the Board of Directors, or any other Authorized Person appointed by it, may adjust[1] the number of Options, the Exercise Price, as well as the number of Shares included in the Plan, in order to preserve the respective rights of the Issuer and the Beneficiaries. These adjustments will be made under the supervision of the Issuer’s independent auditor or any other entity designated by the Issuer and will be incorporated in the database containing the attributes of the Beneficiaries’ individual grants.
4.3.	In the event of the Exercise of the Options in the form of a purchase of Shares of the Plan, the Total Exercise Price shall be paid, at the Beneficiary’s option, either by Direct Payment, or Payment by a Sale of Shares of the Plan.
4.4.	In the event of a Payment by a Sale of Shares of the Plan (in the case of purchase Options), the Total Exercise Price and, in the event of a Financing of the Taxes Due upon Granting, the Reimbursement of the Taxes Due upon Granting, will be subtracted from the price by the Issuer or the financial intermediary appointed by the Issuer to sell the Shares of the Plan for this purpose. The financial intermediary will pay the Total Exercise Price to the Issuer and, if applicable, the Reimbursement of the Taxes Due upon Granting. Any remaining sums will be paid to the Beneficiary by a wire transfer to its specified bank account.
4.5.	If the Exercise of the Options takes the form of a subscription of Shares of the Plan, the payment of the Total Exercise Price and in the event of a Financing of the Taxes Due Upon Granting, the Reimbursement of the Taxes Due upon Granting shall be paid by Direct Payment. In this scenario, the Initial Beneficiary, may, upon election, benefit from a Subscription Financing.
5.	Exercise of the Options
5.1.	The Issuer commits to take all reasonable actions to respond to the Exercise of the exercisable Options.

5.2.	The Exercise of the Options shall be optional for the Beneficiary.
5.3.	Without prejudice to article 3.4. of the Regulations (2003/2007), the Options may be exercised all or in part at any time during the Exercise Period. In the case of an Exercise of the Options by a subscription, the beneficiaries will have exclusive ownership of the shares on the day after the Board of Director’s recognition of the capital increase.

[1]	Such will be the case in the event of a cash increase of capital limited to the Issuer’s shareholders; the issuance of bond giving acces to Shares (convertible or exchangeable bonds), the incorporation of capital from reserves, benefits or issuance premiums, the distribution of reserves in cash or in portfolio shares, of capital reduction resulting from losses through a reduction of the number of Shares.

5.4.	Without prejudice to article 3.4. of the Regulations (2003/2007), in the event of a partial Exercise of the Options, the unexercised Options may be exercised at any time until the Expiration of the Exercise Period.
5.5.	One Option may not be partially exercised in order to buy or subscribe a fraction of a Share of the Plan.
5.6.	A Beneficiary who wishes to use his or her right to exercise the Options must send an exercise form to the Issuer or any other person authorized for this purpose.
5.7.	If Direct Payment is chosen (in the case of Options to purchase), as well as in the case of an Exercise of Options to subscribe, the Beneficiary shall include with the exercise form the proof of payment of the Total Exercise Price as well as, in the case of a Financing of the Taxes Due Upon Granting, of the Reimbursement of the Taxes Due Upon Granting. The Issuer will not be required to settle the transaction until such proof of payment is received.
5.8.	If a Payment by Sale of Shares of the Plan is chosen (in the case of Options to purchase), as well as in the event of a Subscription Financing, the Beneficiary shall include his or her bank references in the exercise form.
5.9.	In the event of a Subscription Financing, the amount needed for the Reimbursement of the Subscription Financing shall be subtracted from the selling price by the Issuer or the financial intermediary appointed by the Issuer to sell the Shares of the Plan for this purpose. Any remaining sums will be paid to the Beneficiary by wire transfer to its specified bank account.
5.10.	The amount of the Reimbursement of Taxes Due Upon Granting for a given year shall be proportional to the number of Options exercised.
5.11.	The receipt by the Issuer of the Reimbursement of Taxes Due Upon Granting shall be deemed a reimbursement to the Lender, and the Beneficiary will thereafter be released from his or her debt to the Lender. The Issuer commits to make the necessary arrangements for the transfer of the Reimbursement of Taxes Due Upon Granting to the Lender.
5.12.	In the case of Options to purchase, within 10 days following the receipt of (i) the exercise form, (ii) the Total Exercise Price and, (iii) in the event of a Financing of the Tax Due Upon Granting, the Reimbursement of the Tax Due Upon Granting, the Issuer or any person designated by him or her, shall enter the transfer of the Shares of the Plan resulting from the Exercise of Options in the Issuer’s share registry in accordance with applicable law and provisions of the articles of association.
5.13.	In the case of an Option to subscribe, the Board of Directors, or any Authorized Person appointed by it, will proceed with the recognition of the capital increase and subsequent modification of the by-laws of Arcelor before a notary, and will make the corresponding entries in the Issuer’s share registry in accordance with applicable legal and statutory provisions in the 10 days following the Date of the Exercise of the Subscription Options.

5.14.	The Beneficiary shall be considered to be a shareholder and owner of the Shares of the Plan on the date of his or her registration or of the registration of a depositary or a sub-depositary acting on his or her behalf in the Issuer’s share registry.
5.15.	In accordance with the Issuer’s articles of association, certificates confirming the entries in the Issuer’s share registry shall be delivered respectively upon the request of the Beneficiaries, depositaries, or sub-depositaries whose names are listed in the registry.

The Issuer or any other person duly authorized for this purpose may also, upon specific request, deliver certificates to the Beneficiaries confirming the number of unexercised Options, in the case of an Exercise of the Options, in a timely manner.
5.16.	Subject to the temporary non-transferability provided for in article 7 of the Regulations (2003/2007), the Shares of the Plan will have the same rights as the Shares.
5.17.	The voting right and the dividend right relating to the Shares of the Plan granted to the Beneficiary will vest upon their registration under the name or for the benefit of Beneficiary as owner of the Shares of the Plan in the share registry.
5.18.	The Shares of the Plan will give rise to the payment of dividends decided by the Issuer after the registration in the Issuer’s share registry.
5.19.	The Options will not be deemed validly exercised unless the exercise form is delivered to the Issuer prior to the Expiration of the Exercise Period. The burden of proof of the receipt of the exercise form within the required time limit shall fall upon the Beneficiary having exercised the Option.
6.	Transfer of Options
6.1.	The Options are freely transferable by the Beneficiaries subject to the following restrictions.

6.2.	The Issuer will benefit from a Preemption Right for the Options.
6.3.	Unless the Issuer provides written instructions to the contrary, the following preemption procedure will apply.
6.4.	The Issuer must be notified by the Beneficiary of any proposed transfer of Options (or other transactions resulting in the transfer of the ownership of Options other than as a result of death).
6.5.	The Issuer will have 30 days from the receipt of the notice of the Transfer to notify the Beneficiary and the potential transferee if it intends to exercise its Preemption Right. The Issuer shall specify in the notification whether or not the price indicated by the potential transferee is acceptable.
6.6.	If the proposed transfer price is not acceptable to the Issuer, the Beneficiary will be notified by the latter who will propose an alternative price.

6.7.	Should the Beneficiary’s fail to accept the price proposed by the Issuer within 15 days of the notification of the exercise of the Preemption Right, the Beneficiary will be deemed to have waived the transfer, unless within the same delay he or she requests the appointment of a mutually agreeable expert in order to determine the transfer price. Should the parties fail to agree on the appointment of an expert within 15 days of the Beneficiary’s request, the expert will be appointed by the court of the district of Luxembourg presiding in injunctive proceedings, upon the request of the more diligent party. The expert will determine the transfer price, within the limit of the price proposed by the potential transferee, within 15 days of his or her appointment and will inform the Issuer and the Beneficiary by registered mail within a reasonable time period. If the Beneficiary does not accept the price set by the expert within 15 days of the registered mail, the Beneficiary will be deemed to have waived the transfer. The expert’s fees and any applicable legal fees will be borne equally by the Issuer and the Beneficiary.
6.8.	If the Issuer exercises its Preemption Right, the transfer price will be paid to the Beneficiary within 30 days of either (i) the notification by the Issuer to the Beneficiary of its decision to exercise its Preemption Right in the event of the Issuer’s acceptance of the transfer price indicated in the transfer notice, (ii) the Beneficiary’s acceptance of the price proposed by the Issuer at the time of the notification of the Preemption Right or (iii) in the case of a dispute over the price, the acceptance by the Beneficiary of the determination of the price by the expert.
6.9.	The price shall be paid by wire transfer account that will have been previously specified by the Beneficiary to the Issuer. In the event of a Financing of the Tax Due Upon Granting, the price will be paid after deduction of the Reimbursement of the Tax Due Upon Granting. If the price is insufficient to cover the Reimbursement of the Tax Due Upon Granting, the Beneficiary shall pay the outstanding balance to the Issuer.
6.10.	Subject to the prior Reimbursement of the Tax Due Upon Granting, in the case of an exercise by the Issuer of its Preemption Right, the transfer will be effective as of the date of the agreement of the issuer and of the Beneficiary on the price.
6.11.	If the Issuer fails to exercise its Preemption Right within the above-referenced time frame, the Beneficiary shall be free to transfer the Options mentioned in the transfer notice to the proposed transferee in accordance with the terms set forth therein. However, in the event of a Financing of Tax Due Upon Granting by the Lender, the Beneficiary may not validly transfer the Options unless he or she has first proceeded with the Reimbursement of the Tax Due Upon Granting. Otherwise, the transfer will not be enforceable vis-à-vis to the Issuer.
6.12.	If the Issuer does not exercise its Preemption Right, the transferor shall send a written statement to the Issuer, whereby he or she takes over all of the rights and obligations under the Regulations (2003/2007) and whereby he or she expressly recognizes the Preferential Repurchase Right of the Issuer. This statement shall be accompanied by a copy of the Regulations (2003/2007) signed for approval by the transferor.

6.13.	The transfer will not be enforceable vis-à-vis the Issuer before the receipt by the latter of the written statement (cf § 6.12), the copy of the Regulations (2003/2007) signed by the transferor and if applicable, the proof of the Reimbursement of the Tax Due Upon Granting.
7.	Transfer of Shares of the Plan
7.1.	Subject to the provisions of article 7.2, the Shares of the Plan will be non-transferable until the Expiration of the Exercise Period without prejudice to the legal and regulatory provisions in force in the concerned countries. This non-transferability shall be reported in the Issuer’s share registry.

7.2.	As an exception to article 7.1 above:
(i)	The Shares of the Plan resulting from the exercise of the Options granted before June 25, 2006 will be freely transferable starting on July 1, 2006, as from the exercise of the Options;

(ii)	In the case of a Payment by Sale of Shares of the Plan and in the case of a Subscription Financing, the Issuer or the financial intermediary retained by the Issuer may proceed with the sale of the number of Shares of the Plan required to cover, as applicable, (a) the Total Exercise Price, the Tax Due Upon Exercise, the Tax Due Upon Sale of the Shares of the Plan and, in the case of a Financing of the Tax Due Upon Granting, the Reimbursement of the Tax Due Upon Granting, or (b) the Reimbursement of the Subscription Financing and, if applicable, the Tax Due Upon Sale of the Shares of the Plan.
7.3.	In the event of the death of an Initial Beneficiary, the Shares of the Plan of his or her heirs or assigns shall be freely transferable.
8.	Preferential Repurchase Right
8.1.	In the event of a Termination of the Employment Contract or of the Officer Duty, the Issuer may exercise a Preferential Repurchase Right, applicable to the Shares of the Plan issued or purchased after the Effective Termination Date of the Employment Contract or of the Officer Duty. The Preferential Repurchase Right shall be optional and discretionary for the Issuer.
8.2.	The Issuer may exercise its Preferential Repurchase Right at any time during the Exercise Period as well as during the three months following the Expiration of the Exercise Period.
8.3.	During the three month period described above, the Beneficiary concerned who intends to transfer Shares of the Plan must notify the Issuer of his or her intention prior to making any such transfer. The Beneficiary concerned may not transfer the Shares of the Plan unless the Issuer has not provided notice of its intention to exercise the Preferential Repurchase Right, within the 15 days of this notification.
8.4.	The exercise of the Preferential Repurchase Right must be notified by the Issuer to the Beneficiary concerned.

8.5.	The Beneficiary concerned irrevocably undertakes to transfer the property of the Shares of the Plan subject to the Preferential Repurchase Right in accordance with the conditions set forth in this article and hereby gives the Issuer or any other person authorized for this purpose an irrevocable power to record the transfer in the Issuer’s share registry.
8.6.	In the event of an exercise by the Issuer of the Preferential Repurchase Right, the price of the repurchase of one Share of the Plan will be equal to the Exercise Price.
8.7.	This price will be paid to the Beneficiary at the latest on the last day of the month following that in which the latter received the notification of the Preferential Repurchase Right. The price will be paid by a transfer to the bank account that will have been previously specified by the Beneficiary to the Issuer.
8.8.	The data base relating to the individual attributes of the Beneficiaries will be updated by the Issuer, or any other person authorized for this purpose.
9.	Discretionary Feature – Modification and suspension of the Plan
9.1.	The granting of Options will be made at the Issuer’s discretion and will not constitute consideration for the employment services or officer duties of the Initial Beneficiary.
9.2.	Neither the Plan, nor the granting of Options will confer upon the Initial Beneficiary a guarantee of employment or of his or her officer duty.
9.3.	The granting of Options does not constitute any guarantee for the Beneficiary regarding in particular the subsequent granting of Options under the Plan and the participation in a future stock option plan implemented by the Issuer.
9.4.	The rights under the Plan and the Regulations (2003/2007), and in particular of the granting and the Exercise of the Options, will not be included in the calculation of all forms of compensation and more generally with respect to all rights arising from the execution and the termination of a professional relationship or of a an officer/corporation relationship between the Initial Beneficiary and one of the companies of the Group.
9.5.	The Plan and the Regulations (2003/2007) may be amended and cancelled or their application suspended all or in part at any time by the Board of Directors or any Authorized Person appointed by it. The modifications, termination or suspension will be notified to the Beneficiaries in a timely manner. Notwithstanding the foregoing, the rights and obligations attached to the Options that have already been granted may not be modified without the agreement of the Beneficiaries, subject to the mandatory regulations that may apply in each of the countries concerned by the Plan.
10.	Financing of the Tax Due Upon Granting

10.1.	The Lender will provide the funds for the Tax Due Upon Granting by the Initial Beneficiary.
10.2.	The Beneficiary will be required to complete the Reimbursement of the Tax Due Upon Granting.

If, however, the Beneficiary does not exercise any Options, the Issuer will take over the responsibility of the Reimbursement of the Tax Due Upon Granting or will attribute to the Beneficiary an equal amount in order for the tax and social security liability of this transaction to be neutralized for the Beneficiary.
10.3.	The Reimbursement of the Tax Due Upon Granting will occur in accordance with the provisions of articles 4, 5, 6 and 7 of the Regulations (2003/2007).

11.	Data concerning Beneficiaries
11.1.	The Option Grant Certificate delivered to the Initial Beneficiaries will be accompanied by an informational notice concerning the tax and social security liability per country resulting from the granting of the Options or the Exercise of the Options.

12.	Miscellaneous
12.1.	The Issuer or any other person designated by it will be responsible for the administration of the Plan.
12.2.	The decisions of the Board of Directors, or of any Authorized Person appointed by it, in all matters relating to the administration of the Plan, and notably concerning the resolution of any question concerning the interpretation of the Regulations (2003/2007) and of the application of the Plan, shall be final.
12.3.	The costs relating to the implementation and administration of the Plan shall be borne by the Issuer.
12.4.	Unless otherwise stipulated, the costs relating to the Exercise of the Options and the transfer of the Shares of the Plan, and more generally concerning the Options and the Shares of the Plan, will be borne by the Beneficiary on the date of the relevant transaction.
12.5.	Unless otherwise stipulated, any requests, notices or other communications must be made by registered mail with return receipt requested or hand delivered with confirmation of receipt. Unless otherwise stipulated, the notification period will commence as of the date of the first delivery of such correspondence (post marks or courier service markings may be used to establish such date). In the case of an interruption of the postal service, notifications shall be made by any reasonable means, in which case the notification period will commence on the date that such letter is received.
12.6.	The provisions of the Regulations (2003/2007) will be subject to Luxembourg law. The courts of the judicial district of Luxembourg will have sole jurisdiction to resolve any disputes arising in relation to the Plan, the Regulations (2003/2007) and the Options.

12.7.	All Beneficiaries commit to exercise the Options in accordance with the laws in force and notably those restricting insider trading.

13.	Regional Amendments
13.1.	Pursuant to article 9.5 above, the provisions of the Regulations (2003/2007) may be completed or modified by an amendment in order to satisfy the legal or regulatory requirements in force in juridictions other than Luxembourg, notably so that the Initial Beneficiaries who exercise their professional activities or are tax residents of a juridiction other than Luxembourg and/or the Group will not be liable under a less favorable tax or social security regime than that which would apply in connection with a stock option plan consistent with the legal or regulatory provisions in force in such juridiction.
13.2.	The French Amendment will namely be enforceable in France. The provisions of this amendment may be enforced by (i) the Initial Beneficiaries who, on the Grant Date, will be employees or persons having the title of chairman of the board, chief executive officer, deputy chief executive officer or member of the management board or manager of a French corporation of the Group or French tax residents subject to taxation in France and/or subject to the French social security system, with respect to all or part of the compensation that they receive from the Group, as well as (ii) their heirs and assigns.

14.	Definitions
Unless otherwise defined, the capitalized terms used in the Regulations (2003/2007) and its amendments, notably in the French Amendment (2003/2007), shall have the meanings provided in this article.
▪	« Shares » refers to the ordinary shares of Arcelor without nominal value. « Shares of the Plan » refer to the registered Shares issued or purchased as a result of the Exercise of Options.

▪	« Arcelor » or the « Issuer » refers to the company that grants the Options, i.e., the company Arcelor S.A., a limited liability company organized under Luxembourg law, with registered offices at 19, avenue de la Liberté in L – 2930 Luxembourg and listed under number B 82.454 with the registry of commerce and companies of Luxembourg.

▪	« Authorization » refers to the authorization granted by the general assembly of Arcelor on April 25, 2003 to the Board of Directors to implement a stock option plan.

▪	« French Amendment (2003/2007) » refers to the amendment completing or modifying the Regulations (2003/2007), applicable (i) to the Initial Beneficiaries who, on the Grant Date, are employees or persons having the title of chairman of the board, chief executive officer, deputy chief executive officer or member of the management board or manager of a French joint corporation of the Group or French tax residents subject to taxation in France and/or subject to the French social security system, with respect to all or part of the compensation that they receive from the Group, as well as (ii) their successors and assigns.

▪	« Initial Beneficiary » refers to the Designated Eligible Person to whom the Board of Directors, or any Authorized Person appointed by it, grants Options and who has duly returned a signed counterpart of the Option Grant Certificate within sixty days of the Grant Date.

▪	« Beneficiary » refers to the Initial Beneficiary and current owner of Options or any other right holder (notably transferee and heir) of the Initial Beneficiary of the Options.

▪	« Option Grant Certificate » refers to the certificate acknowledging the granting of the Options by the Issuer to a Designated Eligible Person.

▪	« Compensation Committee » refers to the Appointment and Compensation Committee of Arcelor whose mission it is to propose a compensation policy for General Management and the appointment of new directors or members of General Management.

▪	« Board of Directors » refers to Arcelor’s Board of Directors.

▪	« Grant Date » refers to the date set by the Board of Directors, or by any Authorized Person appointed by it, and indicated in each Option Grant Certificate, on which the Board of Directors, or any Authorized Person appointed by it; grants a specific number of Options to the Designated Eligible Persons. The Grant Date will not occur during any of the periods described below:
(i) period of 10 trading sessions preceding or following the date on which the consolidated financial statements of the Issuer are publicly disclosed;
(ii) period between the date on which the corporate bodies of the Issuer become aware of information that, if it were publicly disclosed, could have a significant impact on the trading price of the Share and the date 10 trading sessions after the date on which such information is publicly disclosed;
(iii) period of 20 trading sessions after the ex-right date of the Shares in connection with a dividend or a preferential subscription right to a share capital increase.
▪	« Effective Termination Date of Employment Contract or Officer Duty » refers to the date on which the employment contract or the contract for an officer duty entered into by the Initial Beneficiary and a company of the Group is effectively terminated in accordance with the law that applies to it.

▪	« Exercise Dates of Subscription Options » refers to the dates on which the Exercise of Options for subscriptions become effective as provided in the Option Grant Certificate.

▪	« General Management » refers to the general management defined in article 11 of the articles of association of Arcelor.

▪	« Personal Data » refers to the personal data concerning the Beneficiary allowing for his or her direct or indirect identification assembled by the Issuer or any other person authorized for this purpose. A non-exhaustive list of the relevant information is provided notably in these Regulations (2003/2007), in the French Amendment (2003/2007) and in the Option Grant Certificate.

▪	« Preemption Right » signifies the Issuer’s preemption right in the event of a transfer of the Options in accordance with the conditions set forth in articles 6.2 et seq.of the Regulations (2003/2007).

▪	« Preferential Repurchase Right » refers to the Issuer’s right to repurchase the Shares of the Plan in accordance with the conditions set forth in article 8 of the Regulations (2003/2007).

▪	« Financing of the Tax Due Upon Granting » refers to the loan granted by the Lender to the Initial Beneficiary, the principal amount of which corresponds to the Tax Due Upon Granting. If the amount of the Tax Due Upon Granting can be reduced by a specific commitment from the Initial Beneficiary, only the reduced amount of the Tax Due Upon Granting shall be subject to the Financing of the Tax Due Upon Granting. The Financing of the Tax Due Upon Granting will be the object of a specific contract between the Lender and the Initial Beneficiary.

▪	« Subscription Financing » refers to the loan granted by the credit institution or any other entity legally authorized to grant loans (including if applicable a company of the Group) allowing the Beneficiary to subscribe Shares of the Plan and/or if applicable to proceed with the Reimbursement of the Tax Due Upon Granting and/or the payment of Tax Due Upon Exercise. The Subscription Financing will be the object of a specific contract between the lender and the concerned Beneficiary.

▪	« Group » refers to Arcelor and the companies for which it is the parent company under the definition provided in article 309 (1) of the law of August 10, 1915 concerning commercial companies.

▪	« Tax Due Upon Granting » refers to income tax, social security contributions and social withholdings due by the Initial Beneficiary in connection with the granting of Options for a given year in the country where the employment or the officer duty for which the Options have been granted is exercised. An estimate of the amount of the Tax Due Upon Granting is provided in the Option Grant Certificate.

▪	« Tax Due Upon Exercise » refers to income tax, social security contributions and social withholdings by the Initial Beneficiary in connection with the exercice of Options for a given year, excluding income tax, social security contributions social withholdings that may be generated by the breach of a specific commitment of the Initial Beneficiary allowing for a reduction of the Tax Due Upon Granting.

▪	« Tax Due Upon Sale of Shares of the Plan » refers to income tax, social security contributions and social withholdings due by the Initial Beneficiary in the event of a sale of the Shares of the Plan before the Expiration of the Exercise Period referred to in article 7.2. (ii) for a given year.

▪	« Opening Day of the Exercise Period » refers to the date from which the Beneficiary may exercise the Options, corresponding to the day after the third anniversary of the Grant Date and indicated in the Option Grant Certificate. As an exception, the Options granted before June 25, 2006 have become immediately exercisable as of July 1st, 2006, by a decision of the General Management dated June 26, 2006, pursuant to a delegation of the Board of Directors on June 25, 2006.

▪	« Business Day » refers to all business days in the Grand-Duché of Luxembourg.

▪	« Exercise of Options » refers to the exercise of all or part of the Options by the Beneficiary in accordance with the provisions of article 5 of the Regulations (2003/2007).

▪	« Authorized Person » refers to the Authorized Person(s) appointed by the Board of Directors such as, in light of a delegation on May 15, 2003, the General Management and the Appointment and Compensation Committee.

▪	« Option » refers to an option giving the right, at the Issuer’s option, to purchase or subscribe one Share.

▪	« Direct Payment » refers to payment, prior to the Exercise of Options, of the Total Exercise Price and, in the case of a Financing of the Tax Due Upon Granting, to the payment of the Reimbursement of the Tax Due Upon Granting, by the Beneficiary to the Issuer or any person designated by the Issuer, by a transfer to the bank account specified by Issuer.

▪	« Payment by Sale of Shares of the Plan » refers, in the case of Options to purchase, to (i) the payment of the Total Exercise Price and, in the case of a Financing of the Tax Due Upon Granting, (ii) the Reimbursement of the Tax Due Upon Granting, by the Beneficiary to the Issuer or any person designated by him or her by way of proceeds from the sale of Shares of the Plan as provided in article 4.4. of the Regulations (2003/2007).

▪	« Exercise Period » refers to the period during which the Beneficiary may proceed with the Exercise of Options as provided in articles 3.3. and 3.4. of the Regulations (2003/2007) and indicated in the Option Grant Certificate.

▪	« Eligible Persons » refers to employees, certain categories of personnel as well as certain officers of the Group.

▪	« Designated Eligible Persons » refers, among the Eligible Persons, to persons designated by the Board of Directors, or any Authorized Person appointed by it, in accordance with article 2.2. of the Regulations (2003/2007) for a given year.

▪	« Plan » refers to the five-year stock option plan described in Regulations (2003/2007).

▪	« Lender » refers to the credit institution or any other entity legally authorized to grant loans (including if applicable a company of the Group), charged by the Issuer to proceed with the Financing of the Tax Due Upon Granting and identified in the Option Grant Certificate.

▪	« Exercise Price » refers to the exercise price per Option as provided in article 4 of the Regulations (2003/2007) and indicated in the Option Grant Certificate.

▪	« Total Exercise Price » refers to the Exercise Price multiplied by the number of Options concerned by the Exercise of the Options.

▪	« Regulations (2003/2007) » refers to these regulations, which constitute annex 1 to the Option Grant Certificate of which it is an integral part.

▪	« Reimbursement of the Tax Due Upon Granting » refers to the amount paid by the Beneficiary to the Issuer or any other person designated by the Issuer (in the case of a Direct Payment) or subtracted by the financial intermediary appointed by the Issuer to sell the Shares of the Plan from the transfer price of the Shares of the Plan (in the case of a payment by a Sale of Shares of the Plan) at the time of the Exercise of the Options in order to reimburse the Financing of the Tax Due Upon Granting.

▪	« Reimbursement of the Subscription Financing » refers to the amount subtracted from the price of the Shares of the Plan by financial intermediary appointed by the Issuer to sell the Shares of the Plan in order to reimburse the Subscription Financing.

▪	« Termination of the Employment Contract or Officer Duty » refers to the termination of all employer/employee relations and all corporation/officer relations between the Initial Beneficiary and a company of the Group.

▪	« Expiration of the Exercise Period » refers to the day of the seventh anniversary of the Grant Date at midnight if the latter falls on a Business Day or on the Business Day immediately preceding at midnight.

AMENDMENT TO THE MODIFIED REGULATIONS
OF THE STOCK OPTION PLAN (2003/2007)
Unless otherwise defined, the capitalized terms below shall have the meanings ascribed to them in article 8 of this document.
1. Provisions of the French Amendment (2003/2007)
The following are the provisions of the French Amendment (2003/2007):
2. Purpose of the French Amendment (2003/2007)
The purpose of the French Amendment (2003/2007) is to complete or modify the provisions of the Regulations (2003/2007) in order to satisfy the legal or regulatory requirements in force in France, notably so that the Initial Beneficiaries Subject to French Law and/or the Group will not be subject to a tax or social security regime that is less favorable than the one that applicable in the case of a granting of options pursuant to articles L.225-177 to L.225-186 of the French commercial code, in accordance with the provisions of articles 80 bis and 163 bis C of the French general tax code.
The provisions of this French Amendment (2003/2007) shall apply only to Options granted to the Initial Beneficiaries Subject to French Law.
When they apply, the provisions of the French Amendment (2003/2007) supersede those of the Regulations (2003/2007).
3. Exercise Price
Article 4.1. of the Regulations (2003/2007) is replaced by the following:
« 4.1. The Exercise Price of the Options will be set based on the higher of the averages described below:
- average of the closing prices of the Shares on the Paris stock exchange in the thirty calendar days prior to the Grant Date ;
- 95% of the average opening prices of the Shares on the Paris stock exchange for the twenty trading sessions preceding the Grant Date;
- 80% of the average purchase price of the treasury/Shares of Arcelor on the Grant Date. »

4. Non-transferability of Options
Article 6. of the Regulations (2003/2007) is replaced by the following:
« 6.	Non-transferability of Options

6.1	The Options are non-transferable by the Initial Beneficiaries. No provision of the Regulations (2003/2007) or of the French Amendment (2003/2007) may be interpreted as authorizing a transfer of property of the Options other than as a result of death, in any manner whatsoever.

6.2	The Options cannot be the object of a pledge or a security.

6.3	As an exception to article 6.1 above, in the event of death, the Options may be transmitted to the heirs or assigns, according to the testamentary provisions or the legal rules that apply to successions.

6.4	The Options granted to an Initial Beneficiary may only be exercised by such Initial Beneficiary or, in the case of the death of the Initial Beneficiary, by his or her heirs and assigns within six months from the death. »
5. Transfer of Shares of the Plan
Article 7.1. of the Regulations (2003/2007) is amended as follows:
« 7.1.	Subject to the provisions of article 7.2, the Shares of the Plan will be non-transferable until the Expiration of the Exercise Period, provided that the required holding period for the Shares shall not exceed three years from the Exercise of the Options and without prejudice to the applicable legal and regulatory provisions. This nontransferability shall be reported in the Issuer’s share registry. »
6. Applicable Law and Courts with Jurisdiction
The provisions of the French Amendment (2003/2007) are subject to Luxembourg law. The courts of the judicial district of Luxembourg have exclusive jurisdiction to resolve any disputes that may arise in connection with the French Amendment (2003/2007).

7. Definitions
▪	« French Amendment (2003/2007) » refers to this amendment, which completes or modifies the Regulations (2003/2007) for the Initial Beneficiaries Subject to French Law and their heirs and assigns.

▪	« Initial Beneficiaries Subject to French Law » refer to persons who, on the Grant Date, are employees or persons having the title of chairman of the board, chief executive officer, deputy chief executive officer or member of the management board or manager of a French corporation of the Group or French tax residents subject to taxation in France and/or subject to the French social security system, with respect to all or part of the compensation that they receive from the Group.

▪	« Regulations (2003/2007)» refer to the regulations of the stock option plan (2003/2007) adopted by the company Arcelor S.A.
Unless otherwise defined, the capitalized terms in the French Amendment (2003/2007) shall have the meanings ascribed to them in the Regulations (2003/2007).
The definition of the term « Preemption Right » set forth in article 14 of the Regulations (2003/2007) does not apply where the French Amendment (2003/2007) applies. Moreover, the definition of the term « Opening Day of the Exercise Period » included in article 14 of the Regulations (2003/2007) is modified as follows for the purposes of the French Amendment (2003/2007):
▪	« Opening Day of the Exercise Period» refers to the date after which the Initial Beneficiary may exercise the Options, corresponding to the day after the fourth anniversary of the Grant Date and indicated in the Option Grant Certificate. As an exception, the Options granted before June 25, 2006 have become immediately exercisable as of July 1st, 2006, by a decision of the Board of Directors dated June 25, 2006.